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                                                                    EXHIBIT 10.1


                          RESOURCES CONNECTION, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN
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1.   Definitions.
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     For the purposes of the Plan, the following capitalized terms have the following meanings:

     "Administrator" has the meaning given in Section 3 below.

     "Award" means a right to purchase Restricted Stock granted in accordance with the Plan.

     "Board" means the Company's board of directors.

     "Cause" means, with respect to the termination of a Participant's employment with the Company, that the Company, acting in good faith based upon the information then known to the Company, determines that the Participant has:
(i) committed a material breach of his or her duties or responsibilities to the Company (other than as a result of incapacity due to the Participant's disability); (ii) been convicted of a crime involving moral turpitude; (iii) refused to perform his or her required duties and responsibilities or performed them incompetently; (iv) violated any fiduciary duty owed to the Company; or (v) taken actions which are injurious to the Company and which involve moral turpitude or actual malice towards the Company.

     "Change in Control" has the meaning given in Section 6 below.

     "Common Stock" means the Company's common stock, par value $.01 per share.

     "Company" means RC Transaction Corp., a Delaware corporation.

     "Eligible Person" has the meaning given in Section 4(b) below.

     "Fair Value" means, with respect to shares of Restricted Stock purchased by a Participant under the Plan, a price for such shares of Restricted Stock which is fair to the Company and the Participant, as determined in good faith by the Administrator, with predominant weight given to the following: (i) if such shares are publicly traded on an active market of substantial depth, the recent market price of such shares; (ii) if securities of the same class have not been so publicly traded, the price at which securities of reasonably comparable corporations (if any) in the same industry are being traded, subject to appropriate adjustments for the dissimilarities between the corporations being compared; or (iii) in the absence of any reliable indicator under subsection (i) or (ii) of this definition, the earnings history, book value and prospects of the issuer in the light of market conditions generally.

     "Full Vesting Date" means the "Full Vesting Date" of a Participant's Restricted Stock as set forth in that Participant's Restricted Stock Agreement, which shall be the fifth anniversary of
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that Participant's employment with the Company or, if that Participant was an employee of Re:sources Connection LLC or its predecessor entity prior to his or her employment with the Company, then the fifth anniversary of that Participant's employment with Re:sources Connection LLC or its predecessor entity.

     "Initial Founders" means Donald B. Murray, Stephen J. Giusto, Karen Ferguson and David L. Schnitt, each for so long as he or she remains an employee and stockholder of the Company.

     "Participant" means any Eligible Person who receives an Award under the Plan.

     "Plan" means this Resources Connection, Inc. 1998 Employee Stock Purchase Plan.

     "Purchase Price" means the purchase price to be paid by a Participant for Restricted Stock under an Award, as set forth in that Participant's Restricted Stock Agreement.

     "Restricted Period" means, with respect to shares of a Participant's Restricted Stock, a period beginning on the date the Participant purchased such shares of Restricted Stock and ending on the Full Vesting Date.

     "Restricted Stock" means Common Stock issued upon the exercise of an Award, that is subject to restrictions in accordance with Section 5 below.

     "Restricted Stock Agreement" means a restricted stock agreement in substantially the form attached hereto as Exhibit A-1 (for officers of the Company), Exhibit A-2 (for other management-level employees of the Company) or Exhibit A-3 (for donee employees under Section 5(c)(viii) below)."

     "Unvested Restricted Stock" means Restricted Stock that is not Vested Restricted Stock.

     "Vested Restricted Stock" has the meaning giving in Section 5(c)(iii) below.

2.   Purpose.
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     The purpose of the Plan is to promote the success of the Company, and the interests of its stockholders, by attracting, motivating, retaining and rewarding certain of the Company's officers and other management-level employees, through the grant of equity compensation to them in the form of Awards.

3.   Administration.
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     The Plan shall be administered by a committee of at least one member of the
Company's board of directors (the "Board"), appointed by the Board to administer the Plan (the "Administrator"). The Administrator's decisions regarding, and interpretations of, the Plan shall be final and binding.

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4.   General Plan Provisions.
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     (a) Total Number of Shares Issuable under the Plan..  The total number of shares of Restricted Stock which may be issued under the Plan is 563,000 shares (not including shares of Restricted Stock that have been repurchased from a Participant by the Company in accordance with the Plan). Shares of Restricted Stock that are repurchased from a Participant by the Company in accordance with the Plan shall again be available for issuance under the Plan.

     (b) Eligible Persons. Any officer or other management-level employee of the Company is eligible to receive Awards under the Plan ("Eligible Persons").

     (c) Purchase Price. The Purchase Price under an Award shall be determined by the Administrator; provided, however, that notwithstanding any other provision of the Plan, the Purchase Price for shares of Restricted Stock under an Award shall be: (i) at least 85% of the Fair Value of such shares of Restricted Stock at the time the Award is granted; or (ii) 100% of the Fair Value of such shares of Restricted Stock at the time the Award is granted, in the case of any Participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

     (d) Non-Transferability of Awards. No Award granted under the Plan shall be transferred other than by will or the laws of descent and distribution.

     (e) Adjustment. In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, the number of shares purchasable and the Purchase Price under an Award shall be equitably adjusted by the Administrator, to the extent necessary to preserve the benefits or potential benefits intended to be made available to the Participants under the Plan.

     (f) Plan Termination Date. The Plan shall terminate 10 years from the date the Plan was adopted or the date the Plan was approved by the Company's stockholders, whichever is earlier.

     (g) Board Adoption and Stockholder Approval. The Plan was adopted by the Board and approved by the Company's stockholders on December 11, 1998.

     (h) Information. All Participants shall receive a copy of the Plan concurrently with the grant of any Award under the Plan. In addition, all Participants shall receive financial statements of the Company at least annually.

     (i) Voting Rights. Shares of Restricted Stock shall have voting rights equal to all other shares of Common Stock on all matters where such vote is permitted by applicable law.

5.   Restricted Stock Awards.
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     (a) Authority to Grant.  The Administrator may grant Awards to Eligible
Persons from time to time in accordance with the Plan.

     (b) Exercise. An Award may be exercised by a Participant, at any time within 30 days of the date the Award is granted, by completing, signing and delivering to the Company a Restricted Stock Agreement along with a good check payable to the Company in the amount of the Purchase Price for the shares of Restricted Stock being purchased under the Award.

     (c) Restrictions. Restricted Stock shall be subject to the following restrictions, in addition to any other terms, conditions and restrictions as may be set forth in the Plan or the Restricted Stock Agreement:

         (i) Except as otherwise provided in Section 5(c)(ii) below, if the Participant's employment with the Company terminates prior to the Full Vesting Date for any reason, then the Initial Founders shall have the right, but not the obligation (and, to the extent the Initial Founders do not exercise such right, the Company shall have the right, but not the obligation), to repurchase: (A) all or a part of the Participant's Unvested Restricted Stock at a purchase price equal to the Purchase Price; and (B) all or a part of the Participant's Vested Restricted Stock at a purchase price equal to the fair market value thereof on the date of the termination of Participant's employment as determined by the Administrator reasonably and in good faith; provided, however, that the Initial Founders' and the Company's respective repurchase rights under this subsection
(B) shall terminate if the Company's securities become publicly traded.

        (ii) Notwithstanding Section 5(c)(i) above, if the Participant's employment with the Company terminates prior to the Full Vesting Date as a result of (A) termination by the Company without Cause, (B) the disability of the Participant or (C) the Participant's death; then the Initial Founders shall have the right, but not the obligation (and, to the extent the Initial Founders do not exercise such right, the Company shall have the right, but not the obligation), to repurchase all or a part of the Participant's Restricted Stock at a purchase price equal to the fair market value thereof on the date of the termination of Participant's employment as determined by the Administrator reasonably and in good faith; provided, however, that the Initial Founders' and the Company's respective repurchase rights under this paragraph (ii) shall terminate if the Company's securities become publicly traded.

       (iii) A Participant's Restricted Stock shall be deemed vested ("Vested Restricted Stock") at a rate of 20% after each full year following the date of grant of the Award pursuant to which the Participant purchased the Restricted Stock; provided, however, that on the Full Vesting Date, all of such Restricted Stock shall be deemed Vested Restricted Stock.

       (iv) The Initial Founders' and the Company's respective rights to repurchase Restricted Stock under this Section 5 shall be exercised, if at all,
(A) for cash or cancellation of purchase money indebtedness for the Restricted Stock and (B) within 90 days of termination of the Participant's employment.

       (v) During the Restricted Period, the certificates representing the Restricted Stock shall be held by the Company or by a third party designated for that purpose by the Administrator.

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         (vi) Shares of Restricted Stock, whether vested or unvested, may not be sold, assigned, transferred, pledged or otherwise encumbered (other than pursuant to a repurchase by the Initial Founders or the Company in accordance with the Plan), whether voluntarily or involuntarily, during the Restricted Period. During the Restricted Period, Restricted Stock shall bear a legend in substantially the following form, in addition to any other legends deemed necessary or appropriate by the Administrator during or after the Restricted
Period:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN THE ISSUER'S 1998 EMPLOYEE STOCK PURCHASE PLAN AND IN A RESTRICTED STOCK AGREEMENT DATED DECEMBER __, 1998, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENT.

       (vii) A Participant holding Restricted Stock shall have cash dividend and voting rights for all shares of Restricted Stock issued to them, but such rights shall terminate immediately if the Participant ceases to be the owner thereof, whether as a result of a repurchase in accordance with the Plan or otherwise; provided, however, that the grant of an Award under the Plan shall not, by itself, confer any voting or other rights of a stockholder of the Company upon a Participant.

      (viii) Notwithstanding any other provision of the Plan or any Restricted Stock Agreement, an Initial Founder may, as a gift, give shares of his or her Restricted Stock to an employee of the Company. Such gifted shares shall be subject to the Initial Founders' and the Company's repurchase rights, the restrictions on transfer, and the other terms, conditions and restrictions set forth in the Plan and, except as otherwise set forth herein, the donee employee shall be subject to all of the terms, conditions, restrictions and other provisions of the Plan that are applicable to a Participant. The donee employee shall acknowledge and agree to these terms, conditions and restrictions and enter into a Restricted Stock Agreement in substantially the form attached hereto as Exhibit A-3. Notwithstanding the definition of "Purchase Price" in
Section 1 above and notwithstanding Section 4(c) above, the "Purchase Price" for such gifted shares shall be deemed $0.00. Notwithstanding the definition of "Restricted Period" in Section 1 above, the "Restricted Period" for such gifted shares shall be a period beginning on the date of such gift and ending on the Full Vesting Date. Notwithstanding Section 5(c)(iii) above, the donee employee's Restricted Stock shall be deemed Vested Restricted Stock at a rate of 20% after each full year following date of the gift; provided, however, that on the Full Vesting Date, all of such Restricted Stock shall be deemed Vested Restricted Stock.

6.   Change in Control.
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     In order to preserve a Participant's rights under an Award in the event the
Administrator determines that there has been a change in control of the Company or an agreement or other event that would result in such a change in control (other than a change in control, agreement or other event with respect to which the Board has given its prior approval) (a "Change in Control"), the Administrator, in its discretion, may, at the time an Award is made or at any time

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thereafter, take one or more of the following actions: (a) provide for the acceleration of any time period relating to the exercise of the Award or provide for the acceleration of the Full Vesting Date of Restricted Stock; (b) adjust the terms of the Award or the Restricted Stock in a manner determined by the Administrator to reflect the Change in Control; (c) cause the Award and the Company's other obligations under the Plan or any Restricted Stock Agreement to be assumed, or new rights substituted therefor, by another entity; or (d) make such other provision as the Administrator may consider equitable and in the Company's best interests.

7.   Withholding Taxes.
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     The Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.



8.   Miscellaneous.
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     (a) No Right to Employment.  No Eligible Person or any other person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant a continued right to employment with the Company.

     (b) Amendment of the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

     (c) Governing Law. The provisions of the Plan and of all Restricted Stock Agreements entered into under the Plan shall be governed by and construed in accordance with California law.

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